UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 23, 2025

(Date of earliest event reported)

PEOPLES FINANCIAL SERVICES CORP.

(Exact name of registrant as specified in its Charter)

PA	001-36388	23-2391852
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

30 E D Preate Drive, Moosic, PA 18507

(Address of Principal Executive Offices) (Zip Code)

(570) 346-7741

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.00 par value	PFIS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).              Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 23, 2025, Peoples Financial Services Corp. (the “Company”), bank holding company for Peoples Security Bank and Trust Company, completed a repositioning of a portion of its investment securities portfolio. The Company sold lower-yielding, available-for-sale (“AFS”) U.S. treasury bonds with a book value of approximately $78.6 million, a weighted average yield of 1.18% and weighted average life of approximately 1.2 years. The sale of the bonds resulted in a realized after-tax loss of approximately $1.85 million which will be recognized during the fourth quarter of 2025. Net proceeds of approximately $76.1 million from the sale were used to purchase higher-yielding investment securities that have been classified as AFS. The investment securities purchased consisted of approximately $38.2 million of U.S. agency mortgage-backed securities and approximately $37.9 million of discounted tax-exempt municipal bonds. The AFS investment securities purchased had an average book yield of approximately 4.67% and duration of 10.5 years as of the date of purchase.

The repositioning is estimated to improve interest income from the securities portfolio by approximately $2.8 million over the next 12 next months. The Company currently expects to recover the approximately $1.85 million after-tax loss on the sale of investment securities in approximately 10 months. The transaction had no impact on stockholders’ equity or book value per share as of the date of the sale, as unrealized losses on the AFS investment securities are accounted for as a deduction to stockholders’ equity. The capital levels of the Company and Peoples Security Bank and Trust Company remain well in excess of those required to be categorized as well-capitalized by their bank regulators.

Cautionary Note Regarding Forward-Looking Statements:

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to risks and uncertainties. These statements are based on assumptions and may describe future plans, strategies and expectations of the Company and its subsidiaries that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Company’s control). These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. All statements in this report, other than statements of historical facts, are forward-looking statements.

The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Important factors that could cause the Company’s actual results to differ materially from those in the forward-looking statements include, but are not limited to: macroeconomic trends, including interest rates and inflation and their effect on the Company’s investment values; political instability and the consequences thereof; the impact on financial markets from geopolitical conflict, including from wars, military conflict or trade policies, or the threat of such actions; impairment charges relating to the Company’s investment portfolio; credit risks in connection with the Company’s lending activities; the Company’s exposure to commercial and industrial, construction, commercial real estate, and equipment finance loans; the Company’s ability to maintain an adequate allowance for credit losses; access to liquidity; customer deposit levels; accounting procedures, policies and requirements; changes in the value of goodwill; the Company’s ability to retain key personnel; the strength of the Company’s disclosure controls and procedures; reliance on third-party vendors and service providers; the development and use of AI in business processes, services, and products; the Company’s ability to prevent, detect and respond to cybersecurity threats and incidents; a failure of information technology, whether due to a breach, cybersecurity incident, or ability to keep pace with growth and developments; the Company’s ability to comply with privacy and data protection requirements; changes in U.S. or regional economic conditions; the Company’s ability to compete effectively in the Company’s industry; the soundness of other financial institutions; adverse changes (or the threat of such changes) in laws and regulations; fiscal and monetary policies of the federal government and its agencies; a failure to meet minimum capital requirements; or future acquisitions or a change in control. Additional factors that may affect the Company’s results are discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and in reports the Company files with the Securities and Exchange Commission from time to time.

These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Except as required by applicable law or regulation, the Company does not undertake, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES FINANCIAL SERVICES CORP.

By:	/s/ James M. Bone, Jr., CPA
James M. Bone, Jr., CPA
Executive Vice President and Chief Financial Officer
Principal Financial Officer

Dated: December 29, 2025